EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-90521) pertaining to the Barneys New York, Inc. Stock Option Plan for Nonemployee Directors of our report dated April 28, 2000, with respect to the consolidated financial statements and schedule of Barneys New York, Inc. and subsidiaries and Barney's, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended January 29, 2000.



                                                    /s/ Ernst & Young LLP



New York, New York
May 12, 2000